UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2008

SUPER MICRO COMPUTER, INC.

(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 Rock Avenue, San Jose, California 95131

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code: (408) 503-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers

On November 26, 2008, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the terms of agreements (the “Option Exercise Agreement”) with Chiu-Chu Liang, a director and Vice President of Operations & Treasurer of the Company and Shiow-Meei Liaw, spouse of Yih-Shyan Liaw who is a director and Vice President of International Sales & Secretary of the Company, pursuant to which they exercised an option previously granted to them for the purchase of 185,263 and 92,631 shares, respectively. They exercised the option using a “net-exercise” procedure in which they were issued a number of shares, representing the spread between the option exercise price and the then current market value of the shares subject to the option. (182,611 and 91,305 shares, respectively based upon the market value of November 26, 2008). The shares issued upon exercise of the option are subject to vesting over a two year vesting period. Vesting of the shares subject to the award may accelerate in certain circumstances pursuant to the terms of the Option Exercise Agreement.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.31	Stock Option Exercise Notice and Restricted Stock Purchase Agreement of Chiu-Chu Liang

10.32	Stock Option Exercise Notice and Restricted Stock Purchase Agreement of Shiow-Meei Liaw

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: December 2, 2008	By:	/s/ Charles Liang
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.31	Stock Option Exercise Notice and Restricted Stock Purchase Agreement of Chiu-Chu Liang

10.32	Stock Option Exercise Notice and Restricted Stock Purchase Agreement of Shiow-Meei Liaw